An Interview with Mark Richards

         President and CIO of ELEC's Subsidiary VoX Communications Corp.

                                 August 23, 2006


Mark Richards is responsible for designing, building, operating and growing our VoIP platform and services. As President and CIO of our wholly-owned VoIP subsidiary, VoX Communications Corp., he focuses his efforts on creating and enhancing our next generation packet voice service offerings.

Richards has more than 20 years domestic and international experience working in senior management positions for Fortune 500 and emerging companies in information technology and telecommunications. He has managed all aspects of telecommunications and information technology companies, and has successfully led businesses through capital funding, and dramatically increased profitability and cash flow.

Previously, Richards was the COO of Volo Communications, a Florida-based VoIP carrier. He also served as acting CEO for Epicus Communications, where he led the company to profitability and strong growth. Prior to that, he held executive positions with a variety of CLEC and telecom start-ups, including NET-Tel, TCCF and American Network Exchange.


You are one of the Pioneers in VoIP. What are you are seeing in the marketplace today?


Mr. Richards: There are a lot of misconceptions. Everybody realizes that VoIP works and that the technology is very invasive. But few people can point to the reasons why a particular company is or isn't going to be successful. If the price of Vonage stock rose after its IPO, Wall Street would be going crazy looking for other VoIP companies. The IPO didn't do so well, but it's still a $1.2 billion business with cash in the bank. The fact that Vonage isn't making money yet doesn't mean you can't make any money with VoIP. I actually don't think that Vonage deserves the high level of criticism they have received - their name is synonymous with retail VoIP and I have respect for their ability to build their brand.

There are literally thousands of companies selling VoIP the world over, but few are actually doing it successfully on their own equipment. You go down the road and see a sandwich shop selling VoIP - that does not make them a VoIP company. ELEC is one of the few that has built its own VoIP technology and its own back office.

Speaking of Vonage, how is ELEC similar and how is it different?

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Mr. Richards: I believe we have a product that can be easily private labeled and our technology is better. Vonage's brand recognition is high, but it costs a lot of money to get that. It costs Vonage about $300 to get each new customer. Our customer acquisition cost is lower given our strong wholesale capability.

When we started, we didn't know which business model was going to be more successful - retail or wholesale. So we are one of the few companies that actually has both channels set up. The retail customer acquisition requires substantial amounts of cash. We don't think that is a good way to build shareholder value. ELEC has been more successful on the wholesale side of the business where we empower our partners to go out and sell VoIP. Our wholesale customers already have large customer bases to sell VoIP to. ELEC enables a cable company to send a simple mailing to their customers for VoIP and deliver it under their name brand. It's a no-brainer. For example, we already have cable companies right now and are in the process of signing up a pretty large one. It is our belief that up to 30% of their customers could possibly buy VoIP. These new customers barely cost us anything to acquire. We simply deliver the back end, hold their hand and provide a customized web presence for them.

Our technology is excellent. Technically we are a little more nimble than Vonage. We came to the table a bit later and could learn from others before us. Vonage built a network with multiple vendors and had to do it very quickly. ELEC took the time to put in a predictable, scalable platform of our own that is capable of serving millions of customers.

When you sign up a new wholesale customer, as you have been doing since last July, how long does it take to begin implementing and selling the service?

Mr. Richards: Typically it takes between two weeks and 30 days to get the technology all set to go for the wholesaler -- things such as billing, web site, etc. Then it usually takes a while for the wholesaler to get fully trained. They need to be able to answer certain questions from their customers and we work closely with them on that -- specific questions about adapters, or what the third light on the left does. Bottom line, it's a 90-120 day cycle, then they usually send out a mailing to their customer launching the offering.

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Today,  we have 30 wholesale  accounts and multiple  accounts that could be very material to our business growth. Some of these are just ramping up.

Wall Street is having difficulty differentiating various VoIP providers. When you are selling to wholesalers, do they understand ELEC's differentiation?

Mr. Richards: They do. But frankly, we don't have to be different - there will be $30 billion in revenue coming off the PSTN in the next 5 years. We just have to be there and provide the product we say we provide. What we've found is that people have tried other providers and the experience hasn't always been good for them. We can deliver a 2-port ATA that will plug and play wherever you are in the world and be toll-quality voice with no dropped calls. If I can tell a wholesaler that, they don't care how we're differentiated, they only care how fast they can get it. We just have to execute more of this simple but effective strategy.

How important is price in the selling of VoIP?

Mr. Richards: I'm not convinced that the battle is price. Our flagship product does not have hidden fees. Vonage has hidden fees - at least $3 worth. Furthermore, take a look at CableVision. They're signing up a huge amount of customers at $34.95. How? They have a built-in customer base to sell to, similar to our wholesale strategy. Also, their technology is quite good.

We are in this to build a profitable company for our shareholders. It is a huge market opportunity, and less a matter of price than reaching more people and finding more channels to sell the product. In the race to zero, you are also in the race to failure. It has to be a financially viable and sustainable model. We all learned a great deal from the "build it and they will come" attitude in 2000 and 2001. It is a different world out there today. You have to make money. We pay a lot of attention to the financial metrics of our business today.

How is VoIP going to evolve over the next 5 years and where is ELEC going to fit in?

Mr. Richards: In the technology and particularly the telecom industry, it's difficult to look out that far. The PSTN network is going away; I can confidently predict that. The whole multi-billion dollar PSTN infrastructure is actually worthless. It will simply be a question of how big

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the  Internet  pipe is. Our system runs on the  Internet -- that's our  network.
ELEC's technology is very valuable in my view. Others are starting to figure out that we have cracked the code for running VoIP inexpensively on Linux servers - A "Google Farm" approach for an application server cluster - not simply voice. Down the road it wouldn't be unlikely that we would be absorbed by one of those companies. We have already proven and are confident in our quality using "The power of the cloud" (The Internet) - people are only just figuring out that you really won't need a private network. Although I would not criticize that model, the reality is that you may have to go private for quality of service in some geographic locations that are still difficult to predict and sustain quality, but generally the Internet IS the network.

How about multimedia applications beyond just voice. How are you positioned to capitalize on that?

Mr. Richards: We are an important application to bandwidth providers. By locking in bandwidth providers, we are hooking into their customer base for a long period of time. Our network is ready for IPTV or ready for camera phone. Any of the equipment coming out from equipment manufacturers are usable on our network with little or no modifications, and this is where the true value of our technology will eventually be realized going forward. We have come a long way from a company reselling someone else's services (UNEP). Today and beyond - we are defining and pioneering new services of our own.

This interview contains forward-looking statements that involve risks and uncertainties. eLEC's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, among others, certain risks and uncertainties over which the company may have no control. For further discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the discussions contained in eLEC's
Annual Report on Form 10-K for the year ended November 30, 2005 and any subsequent SEC filings.



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